Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-281958, 333-280325, and 333-280092) and Form S-3 (Nos. 333-284278, 333-273095, 333-271436, 333-268444 and 333-262122) of our report dated April 1, 2024 relating to the financial statements of Crown Electrokinetics Corp. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Marcum LLP

Costa Mesa, California
March 31, 2025